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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Quest Software, Inc.
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             (Exact name of registrant as specified in its charter)

               California                               33-0231678
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

610 Newport Center Drive, Newport Beach, CA              92660
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(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                   each class is to be registered
               None                                          N/A
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-80543 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
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                                (Title of Class)

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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, no par value (the "Common Stock"), of Quest Software, Inc., a California corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 59 of the Registrant's Registration Statement on Form S-1, Registration No. 333-80543 (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, is incorporated herein by this reference.

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ITEM 2. EXHIBITS.

        The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 (Registration No. 333-80543) and incorporated herein by this reference:

        Exhibit Description                                                        Form S-1 Exhibit Number
        -------------------                                                        -----------------------
(a)     Amended and Restated Articles of Incorporation of Registrant, as amended             3.1

(b)     Proposed Second Amended and Restated Articles of Incorporation of
        Registrant                                                                           3.2

(c)     Amended and Restated Bylaws of Registrant                                            3.3

(d)     Second Amended and Restated Bylaws of Registrant                                     3.4

(e)     Specimen certificate representing Registrant's common stock                          4.1

(f)     Investors' Rights Agreement dated as of April 21, 1999 among Registrant and InSight Capital Partners II, L.P., InSight Capital Partners (Cayman)
        II, L.P., UBS Capital LLC, and WI Software Investors LLC.                           10.6


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)  Quest Software, Inc.
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Date     July 30, 1999
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By  /s/ David M. Doyle
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        David M. Doyle